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                                 EXHIBIT 6(a)


                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         DELTA LIFE AND ANNUITY COMPANY

            CONSTITUTING A CHARTER OF DELTA LIFE AND ANNUITY COMPANY,
                    a Stock Insurance Company Redomesticated
                           From Arkansas to Tennessee

         Robert H. Wallace, Jr. and Bettye S. Adams, the President and Secretary, respectively, of Delta Life and Annuity Company (the "Corporation"), desiring to give notice of corporate action effecting the amendment and complete restatement of the Articles of Incorporation of the Corporation, as amended, resulting in a Charter filed for the purpose of redomestication to the State of Tennessee.

                                  SUBDIVISION A

                                  THE AMENDMENT

         The test of the Articles of Incorporation have been amended and completely restated so as to provide as follows:

                                     CHARTER
                                       OF
                         DELTA LIFE AND ANNUITY COMPANY

         DELTA LIFE AND ANNUITY COMPANY, a corporation existing under and pursuant to the laws of the State of Tennessee (the "Corporation") hereby amends and completely restates the provisions of the "Articles of Incorporation of Delta Life and Annuity Company", as amended, which became effective on March 23, 1984, as hereinafter set forth in this "Charter of Delta Life and Annuity Company", (the "Charter").

         BE IT REMEMBERED that the following Charter and all matters heretofore done or hereafter to be done are in accordance with "The Tennessee Business Corporation Act" at Sections 48-11-101 et seq. and the "Tennessee Insurance Law" at Section 56-2-102(b) and other applicable sections, all of the Tennessee Code Annotated, and all acts amendatory thereof and supplemental thereto.

                                    ARTICLE I
                                      NAME

         The name of this Corporation shall be DELTA LIFE AND ANNUITY COMPANY.



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                                   ARTICLE II
                                     ADDRESS

         The complete street address (including zip code) of the Corporation's principal and initial registered office is:

                  530 Oak Court, Suite 200
                  Memphis, Tennessee 38117
                  County of Shelby

         The name and address of its initial registered agent is:

                  Bettye S. Adams
                  530 Oak Court, Suite 200
                  Memphis, Tennessee 38117

                                   ARTICLE III
                                    PURPOSES

         The general nature of the business to be transacted by the Corporation is to grant insurance upon the lives or health of persons and every assurance pertaining thereto; to grant, purchase or dispose of annuities and endowments; to reinsure all or any portion of its risks and to accept reinsurance from other companies, all at rates based on standard tables and secured by the legal reserve required by law; to appoint and contract with agents to solicit business; to issue policies on a participating or nonparticipating plan, or both, as may be determined by the Board of Directors; to serve as trustee for any pension plans, profit sharing plans, other employee benefit plans or other trusts; and in general to do all things and perform all such acts as may be permitted by the laws of the State of Tennessee or as may be necessary or desirable, for the successful conduct of the business of "life insurance" (including annuities), "accident and health insurance" and "credit insurance" (including "credit life insurance" and "credit accident and health insurance") as those kinds of insurance are defined in the Tennessee Insurance Law, on the legal reserve plan.

                                   ARTICLE IV
                                     POWERS

         The Corporation shall have all the general and special powers granted by the State of Tennessee and any other state in which it may be authorized to do business.

         The Corporation shall also have power to invest and reinvest its funds; to prosecute suits, actions, and other proceedings to protect its property, assets and rights; to lend upon, purchase,



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hold, guarantee, endorse, mortgage, encumber, pledge, hypothecate, sell, assign, transfer, convey, lease or otherwise dispose of, mortgage or deal in any personal property, real property or rights or interests in either; to secure, mortgage, pledge or borrow on any Corporate assets or property other than trusts or fiduciary property; to compromise claims, to lend money, negotiate loans, buy and sell bonds, debentures, coupons and other securities not prohibited by law; to issue bonds and promissory notes either secured or unsecured; to pay dividends to stockholders; to pay dividends to policyholders; to pay interest to policyholders; to issue both participating and nonparticipating policies of insurance.

         To the extent permitted by the statutes of Tennessee, the Corporation shall also have power to indemnify the officers and directors during their term of office or thereafter for actions arising during their term of office, either directly or through the purchase of insurance, for expenditures as parties to suits by or in the right of the Corporation or other than by or in the right of the Corporation.

                                    ARTICLE V
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE VI
                            ORGANIZATIONAL CHARACTER

         The Corporation is for profit.

                                   ARTICLE VII
                                PLAN OF BUSINESS

         The Corporation shall transact business as a stock company in accordance with Article III of this Charter.

                                  ARTICLE VIII
                                    DIRECTORS

         The Board of Directors shall conduct the affairs of the Corporation. Both the number of directors of the Corporation and the term for which they serve shall, from time to time, be fixed by or otherwise provided for in the Corporation's Bylaws. The names and addresses of the current members of the Board of Directors are as follows:


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Robert Lee Cox                      William Barnett Rudner
WARING COX                          Highland Capital Management
Corp.                               6077 Primacy Parkway
50 North Front                               Suite 228
1300 Morgan Keegan Towers           Memphis, Tennessee 38119
Memphis, Tennessee 38103

John Tucker Morse                   Clayton Danford Smith
212 Center Street                   WARING COX
10th Floor, Center Place            50 North Front
Union Life Building                 1300 Morgan Keegan Towers
Little Rock, Arkansas 72201         Memphis, Tennessee 38103

Robert Bradley Martin               Robert Harris Wallace, Jr.
RBM Venture Corporation             Delta Life and Annuity Company
5810 Shelby Oaks Drive              530 Oak Court, Suite 200
Memphis, Tennessee 38134            Memphis, Tennessee 38117

William Daniel Callaghan
841 Indian Rocks Road
Clearwater, Florida 34616

         Each of the above named directors shall serve until the next annual shareholders' meeting and until his successor is chosen and qualified or, in the event of resignation, death or disqualification prior thereto, until his successor can be chosen and qualified.

                                   ARTICLE IX
                             TERMS OF CAPITAL STOCK

         Section 1. Authorized Stock. The authorized shares of capital stock of the Corporation shall consist of 1,000,000 shares of non-assessable, voting Common Stock with a par value of $10 per share.

         Section 2. Relative Rights. All shares of Common Stock shall have the same terms, conditions, rights, preferences, limitations and restrictions as all other shares of Common Stock, and each holder thereof shall receive a pro rata portion of the net assets of the Corporation upon dissolution.

         Section 3. Voting Rights. Each holder of record of shares of Common Stock of the Corporation shall have the right to one (1) vote for each share of Common Stock standing in the shareholder's name on the books of the Corporation on the record date on each matter submitted to a vote at any meeting of the shareholders.



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                                    ARTICLE X
                             REGULATION OF BUSINESS

         Section 1. Location of Meetings. Meeting of the shareholders, the Board of Directors or any committees of the Board of Directors may be held at such place, within or without the State of Tennessee, as may be specified in the respective notices or waivers of notice thereof.

         Section 2. Directors Liability. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as amended from time to time, no director may be sued by the Corporation or its shareholders for breach of his or her fiduciary duty to the Corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section 48-18-304.

                                   ARTICLE XI
                                   AMENDMENTS

         This Charter may be amended at any regular or legally called special meeting of the stockholders, provided, notice of the proposed amendment shall have been mailed to each stockholder not less than ten (10) days prior to such meeting.

                                   ARTICLE XII
                             ORIGINAL INCORPORATORS

         The original incorporators and their addresses at the time of the filing of the original Articles of Incorporation are as follows:

         S. Doak Foster                     Benjamin F. Ward
         9909 Catskill                      544 Haymarket Cove
         Little Rock, Arkansas 72207        Memphis, Tennessee 38138

         W. H. L. Woodyard, III             Robert H. Wallace, Jr.
         9 Longfellow Place                 193 Lorece Lane
         Little Rock, Arkansas 72207        Memphis, Tennessee 38117

         Donna K. Lyons
         1404 Chesterfield
         Sherwood, Arkansas 72116





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                                  SUBDIVISION B


                           MANNER OF ADOPTION AND VOTE

         Action by Directors. The Board of Directors of the Corporation duly adopted resolutions proposing to the sole shareholder of the Corporation entitled to vote in respect of the Articles of Amendment and Restatement of Articles of Incorporation of Delta Life and Annuity Company Constituting a Charter of Delta Life and Annuity Company (the "Articles") that the provisions and terms of the Corporation's Articles of Incorporation be amended and restated so as to read as set forth above; and called a meeting of such shareholder, to be held May 4, 1990, to adopt or reject the Articles.

         Action by Shareholder. The sole shareholder of the Corporation entitled to vote in respect of the Articles, at a meeting thereof, duly called, constituted and held on May 4, 1990, at which the shareholder was present in person or by proxy, adopted the Articles.

         The number of shares entitled to vote in respect of the Articles, the number of shares voted in favor of the adoption of the Articles, and the number of shares voted against such adoption are as follows:

                                                       Total
                                                       -----
Shares entitled to vote:                               200,000
Shares voted in favor:                                 200,000
Shares voted against:                                  -0-
                                                  ------------


         IN WITNESS WHEREOF, the undersigned officers execute these Articles of the Corporation this 15th day of August , 1990.

                                        /s/ Robert H. Wallace, Jr.
                                        ---------------------------------
                                        Robert H. Wallace, Jr., President


                                        /s/ Bettye S. Adams
                                        ---------------------------------
                                        Bettye S. Adams, Secretary




This Instrument Prepared by Bettye S. Adams, Attorney, 530 Oak Court, Suite 200, Memphis, Tennessee 38117.



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